As filed with the Securities and Exchange Commission on April 2, 2007

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CurrencySharesSM Japanese Yen Trust

Sponsored by Rydex Specialized Products LLC,
d/b/a Rydex Investments

(Exact name of Registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation or organization)

6189

(Primary Standard Industrial Classification Code Number)

37-6416176

(I.R.S. Employer Identification No.)

9601 Blackwell Road
Suite 500
Rockville, Maryland 20850
Phone: (301) 296-5100

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Carl G. Verboncoeur
CEO and Treasurer
Rydex Investments
9601 Blackwell Road
Suite 500
Rockville, Maryland 20850
Phone: (301) 296-5100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

George T. Simon, Esq	Patrick Daugherty, Esq.
Foley & Lardner LLP	Foley & Lardner LLP
321 N. Clark Street	One Detroit Center
Suite 2800	500 Woodward Ave, Suite 2700
Chicago, IL 60610-4764	Detroit, MI 48226-3489
Phone: (312) 832-4500	Phone: (313) 234-7100
Fax: (312) 832-4700	Fax: (313) 234-2800

Approximate date of commencement of proposed sale to the public:As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-138881

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

____________________________

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per Share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Japanese Yen Shares	3,870,000 Shares	$84.86	$328,408,200	$10,082.13

(1)     The 3,870,000 Shares being registered in this Registration Statement are in addition to the 20,000,000 Shares registered pursuant to the registrant’s Registration Statement on Form S-1 (No. 333-138881).

(2)     Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(d) under the Securities Act of 1933. The Shares will each represent 10,000 Japanese Yen per Share and will be issued at a per Share price equal to 10,000 multiplied by the Federal Reserve Bank of New York’s Noon Buying Rate, or exchange rate of Japanese Yen per U.S. dollar. The exchange rate used to calculate the fee is the Noon Buying Rate of 117.84 Japanese Yen per U.S. Dollar on March 26, 2007.

        The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement on Form S-1 is being filed with the Securities and Exchange Commission (the “Commission”) by CurrencySharesSM Japanese Yen Trust (the “Registrant”) pursuant to Rule 462(b) and General Instruction V of Form S-1, both as promulgated under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-1 (File No. 333-138881) filed by the Registrant with the Commission on November 21, 2006, as amended, including each of the documents included therein or incorporated by reference therein and all exhibits thereto, which was declared effective by the Commission on February 7, 2007, are incorporated herein by reference into, and shall be deemed part of this registration statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16 Exhibits and Financial Statement Schedules.

(a)     Exhibits.

All exhibits filed with or incorporated by reference in the Registration Statement No. 333-138881 are incorporated by reference into, and shall be deemed to be part of, this registration statement, except for the following, which are filed herewith.

Exhibit Number	Description
5.1	Legal Opinion of Foley & Lardner LLP
23.1	Consent of Foley & Lardner LLP (contained in Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP
24.1	Power of Attorney (incorporated herein by reference to the signature page of the
Registration Statement on Form S-1 of the Registrant filed on November 21, 2006,
Registration Number 333-138881)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on April 2, 2007.

CURRENCYSHARES JAPANESE YEN TRUST
By Rydex Specialized Products LLC
Sponsor of the CurrencyShares Japanese Yen Trust
By /s/ Carl G. Verboncoeur
Carl G. Verboncoeur
CEO and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date
/s/ Carl G. Verboncoeur	Director, CEO and Treasurer	April 2, 2007
Carl G. Verboncoeur	(principal executive officer)

* /s/ Nick Bonos	Director and CFO	April 2, 2007
Nick Bonos	(principal financial officer and
Nick Bonos	principal accounting officer)
*/s/ Michael Byrum	Director and Secretary	April 2, 2007
Michael Byrum

*By:	/s/ Carl G. Verboncoeur Carl G. Verboncoeur Attorney-in-Fact

Exhibit Index

Exhibit Number	Description
5.1	Legal Opinion of Foley & Lardner LLP
23.1	Consent of Foley & Lardner LLP (contained in Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP
24.1	Power of Attorney (incorporated herein by reference to the signature page of the Registration
Statement on Form S-1 of the Registrant filed on November 21, 2006, Registration Number
333-138881)